Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

21ST CENTURY FOX REPORTS FIRST QUARTER INCOME FROM CONTINUING

OPERATIONS BEFORE INCOME TAX EXPENSE OF $1.30 BILLION AND TOTAL

SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND

AMORTIZATION OF $1.79 BILLION ON 8% REVENUE GROWTH

NEW YORK, NY, November 8, 2017 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” -- NASDAQ: FOXA, FOX) today reported financial results for the three months ended September 30, 2017.

The Company reported quarterly income from continuing operations attributable to 21st Century Fox stockholders of $839 million ($0.45 per share), as compared to $827 million ($0.44 per share) reported in the prior year quarter. Excluding the net income effects of Impairment and restructuring charges, Other, net and adjustments to Equity earnings of affiliates1 adjusted quarterly earnings per share from continuing operations attributable to 21st Century Fox stockholders2 was $0.49 compared to the adjusted result of $0.51 for the same quarter of the prior year.

The Company reported total quarterly revenues of $7.00 billion, a $496 million, or 8%, increase from the $6.51 billion of revenues reported in the prior year quarter. This increase reflects revenue growth reported across all operating segments, led by higher affiliate revenues at both the Cable Network Programming and Television segments and higher content revenues at the Filmed Entertainment segment.

Quarterly income from continuing operations before income tax expense of $1.30 billion increased 5% over the $1.24 billion reported in the prior year quarter. Quarterly total segment operating income before depreciation and amortization (“OIBDA”)3 of $1.79 billion was equal to the amount reported in the prior year quarter. Higher contributions from the Cable Network Programming segment were offset by lower contributions from the Company’s Television and Filmed Entertainment segments.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“The Company’s double-digit gains in affiliate revenues demonstrate our strength in the dynamic global market for distinctive video brands and content, across both established distributors and new entrants. We delivered top-line growth at all of our businesses, backed by stand-out storytelling, sports and news, as well as a product focus that will drive greater consumption and compelling opportunities for financial returns on our content investment. Our solid first quarter performance puts us on track to achieve our overall financial and operational objectives for this fiscal year.”

1	See footnote (a) on page 12 for a description of the adjustments to Equity earnings from affiliates.
2

See page 12 for a reconciliation of reported income and earnings per share from continuing operations attributable to 21st Century Fox stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to 21st Century Fox stockholders, which may be considered non-GAAP financial measures.

3

Total segment OIBDA may be considered a non-GAAP financial measure. See page 10 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended September 30,
	2017	2016
	US $ Millions
Revenues:

Cable Network Programming	$4,196	$3,810
Television	1,065	1,038
Filmed Entertainment	1,963	1,907
Other, Corporate and Eliminations	(222)	(249)

Total revenues	$7,002	$6,506

Segment OIBDA:

Cable Network Programming	$1,511	$1,384
Television	122	191
Filmed Entertainment	256	311
Other, Corporate and Eliminations	(98)	(95)

Total Segment OIBDA(a)	$1,791	$1,791

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 10 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 9% to $1.51 billion, driven by a 10% revenue increase on higher affiliate and advertising revenues partially offset by an 11% increase in expenses. The increase in expenses was primarily due to higher global sports programming costs reflecting the inaugural broadcasts of Big Ten college football at FS1 and Argentine Football Association matches at Fox Networks Group International (“FNG International”) as well as contractual rights increases for Major League Baseball at the domestic sports channels and higher CONMEBOL soccer rights at FNG International.

Domestic affiliate revenue increased 11% driven by contractual rate increases across all of our domestic brands. Domestic advertising revenue increased 3% over the prior year period led by growth at the domestic sports channels. Domestic OIBDA contributions increased 11% over the prior year quarter driven by higher contributions from Fox News, FX Networks and the regional sports networks.

International affiliate revenue increased 11% driven by rate and subscriber growth at both FNG International and STAR India. International advertising revenue increased 10% led by double digit growth at STAR India and continued growth at FNG International. International OIBDA contributions were similar to the prior year quarter as higher contributions at STAR India were offset by lower contributions at FNG International where higher entertainment and sports programming costs more than offset the higher reported revenues.

TELEVISION

Television reported quarterly segment OIBDA of $122 million, a decrease of 36% compared to the prior year quarter. Quarterly segment revenues were 3% higher than the corresponding period in the prior year due to higher retransmission consent revenue and higher FOX Broadcast Network sports advertising revenues being partially offset by lower cyclical political advertising revenues at the TV stations. The decrease in segment OIBDA was primarily driven by higher contractual sports programming costs at the FOX Broadcast Network, including a higher volume of college football and National Football League games broadcast in the current year quarter, that more than offset the higher revenues.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $256 million, a $55 million decrease from the $311 million reported in the prior year quarter. The OIBDA decrease in the current quarter was driven by lower film studio results primarily due to lower worldwide TV contributions reflecting last year’s pay TV licensing of X-Men: Days of Future Past and the free TV licensing of The Martian with no comparable titles licensed in the current quarter. The film studio decline more than offset higher television production contributions from higher domestic syndication revenues that include the licensing of Futurama. Quarterly segment revenues increased $56 million to $1.96 billion, primarily reflecting higher syndication revenue from television productions partially offset by lower film studio pay and free tv licensing revenues.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity earnings of affiliates is as follows:

		Three Months Ended September 30,
	% Owned	2017	2016
		US $ Millions
Sky	39%(1)	$110	$97
Hulu	30%	(62)	(39)
Other equity affiliates	Various(2)	12	(23)

Total equity earnings of affiliates		$60	$35

(1)	Please refer to Sky plc’s (“Sky”) earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group and Tata Sky.

Quarterly equity earnings of affiliates were $60 million as compared to $35 million reported in the same period a year-ago. The $25 million increase primarily reflects improved results reported at Endemol Shine Group and higher equity earnings reported at Sky partially offset by higher equity losses at Hulu.

OTHER ITEMS

Pending Acquisition of the Remaining Shares of Sky

The Company’s pending acquisition of the public shares of Sky has been cleared on public interest and plurality grounds in all of the markets in which Sky operates except the UK, including Austria, Germany, Italy and the Republic of Ireland. The acquisition has also received unconditional clearance by all relevant competition authorities. The transaction is subject to certain other customary closing conditions and the requisite approval of Sky shareholders unaffiliated with the Company. On September 20, 2017, the U.K. Secretary of State referred the proposed transaction to the Competition and Market Authority (CMA) for a second phase review on grounds of media plurality and broadcasting standards. Absent further delays, the transaction is expected to close by June 30, 2018.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

To access a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the first quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2017	2016
	US $ Millions, except per share amounts

Revenues	$7,002	$6,506

Operating expenses	(4,381)	(3,915)
Selling, general and administrative	(848)	(815)
Depreciation and amortization	(142)	(135)
Impairment and restructuring charges	(21)	(137)
Equity earnings of affiliates	60	35
Interest expense, net	(313)	(300)
Interest income	10	9
Other, net	(72)	(11)

Income from continuing operations before income tax expense	1,295	1,237
Income tax expense	(391)	(343)

Income from continuing operations	904	894
Income (loss) from discontinued operations, net of tax	16	(6)

Net income	920	888

Less: Net income attributable to noncontrolling interests	(65)	(67)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$855	$821

Weighted average shares:	1,853	1,863

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.45	$0.44

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.46	$0.44

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

CONSOLIDATED BALANCE SHEETS

	September 30, 2017	June 30, 2017
Assets:	US $ Millions
Current assets:
Cash and cash equivalents	$6,901	$6,163
Receivables, net	6,619	6,477
Inventories, net	2,856	3,101
Other	622	545

Total current assets	16,998	16,286

Non-current assets:
Receivables, net	684	543
Investments	4,066	3,902
Inventories, net	8,019	7,452
Property, plant and equipment, net	1,779	1,781
Intangible assets, net	6,289	6,574
Goodwill	12,779	12,792
Other non-current assets	1,414	1,394

Total assets	$52,028	$50,724

Liabilities and Equity:
Current liabilities:
Borrowings	$707	$457
Accounts payable, accrued expenses and other current liabilities	3,966	3,451
Participations, residuals and royalties payable	1,604	1,657
Program rights payable	1,228	1,093
Deferred revenue	671	580

Total current liabilities	8,176	7,238

Non-current liabilities:
Borrowings	19,142	19,456
Other liabilities	3,654	3,616
Deferred income taxes	2,801	2,782
Redeemable noncontrolling interests	699	694
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	11
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,345	12,406
Retained earnings	5,816	5,315
Accumulated other comprehensive loss	(1,876)	(2,018)

Total Twenty-First Century Fox, Inc. stockholders’ equity	16,304	15,722
Noncontrolling interests	1,252	1,216

Total equity	17,556	16,938

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

Total liabilities and equity	$52,028	$50,724

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2017	2016
	US $ Millions
Operating activities:
Net income	$920	$888
Less: Income (loss) from discontinued operations, net of tax	16	(6)

Income from continuing operations	904	894
Adjustments to reconcile income from continuing operations to cash provided by operating activities
Depreciation and amortization	142	135
Amortization of cable distribution investments	18	15
Impairment and restructuring charges	21	137
Equity-based compensation	27	42
Equity earnings of affiliates	(60)	(35)
Cash distributions received from affiliates	5	2
Other, net	72	11
Deferred income taxes and other taxes	(11)	(12)
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables	(287)	86
Inventories net of program rights payable	(183)	(294)
Accounts payable and accrued expenses	(100)	(22)
Other changes, net	200	31

Net cash provided by operating activities from continuing operations	748	990

Investing activities:
Property, plant and equipment	(81)	(53)
Investments in equity affiliates	(101)	(6)
Proceeds from dispositions, net	362	1
Other investments	(29)	(64)

Net cash provided by (used in) investing activities from continuing operations	151	(122)

Financing activities:
Borrowings	-	37
Repayment of borrowings	(67)	(105)
Repurchase of Shares	-	(467)
Dividends paid and distributions	(67)	(54)
Other financing activities, net	(32)	(29)

Net cash used in financing activities from continuing operations	(166)	(618)

Net decrease in cash and cash equivalents from discontinued operations	(9)	(6)

Net increase in cash and cash equivalents	724	244
Cash and cash equivalents, beginning of year	6,163	4,424
Exchange movement on cash balances	14	13

Cash and cash equivalents, end of period	$6,901	$4,681

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

SEGMENT INFORMATION

	Three Months Ended September 30,
	2017	2016
	US $ Millions
Revenues:

Cable Network Programming	$4,196	$3,810
Television	1,065	1,038
Filmed Entertainment	1,963	1,907
Other, Corporate and Eliminations	(222)	(249)

Total revenues	$7,002	$6,506

Segment OIBDA:

Cable Network Programming	$1,511	$1,384
Television	122	191
Filmed Entertainment	256	311
Other, Corporate and Eliminations	(98)	(95)

Total Segment OIBDA(a)	$1,791	$1,791

Depreciation and amortization:

Cable Network Programming	$85	$82
Television	27	29
Filmed Entertainment	23	20
Other, Corporate and Eliminations	7	4

Total depreciation and amortization	$142	$135

CONSOLIDATED REVENUES BY COMPONENT

Affiliate fee	$3,236	$2,923
Advertising	1,623	1,591
Content	2,019	1,869
Other	124	123

Total revenues	$7,002	$6,506

(a)

Total segment OIBDA may be considered a non-GAAP financial measure. See page 10 for a description of total segment OIBDA and for a reconciliation from income from continuing operations before income tax expense to total segment OIBDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, that are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Income (loss) from discontinued operations, net of tax, Impairment and restructuring charges, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles income from continuing operations before income tax expense to total segment OIBDA:

	Three Months Ended September 30,
	2017	2016
	US $ Millions
Income from continuing operations before income tax expense	$1,295	$1,237
Add:
Amortization of cable distribution investments	18	15
Depreciation and amortization	142	135
Impairment and restructuring charges	21	137
Equity earnings of affiliates	(60)	(35)
Interest expense, net	313	300
Interest income	(10)	(9)
Other, net	72	11

Total Segment OIBDA	$1,791	$1,791

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

	Three Months Ended September 30, 2017
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$4,196	$(2,703)	$18	$1,511
Television	1,065	(943)	-	122
Filmed Entertainment	1,963	(1,707)	-	256
Other, Corporate and Eliminations	(222)	124	-	(98)

Consolidated Total	$7,002	$(5,229)	$18	$1,791

	Three Months Ended September 30, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,810	$(2,441)	$15	$1,384
Television	1,038	(847)	-	191
Filmed Entertainment	1,907	(1,596)	-	311
Other, Corporate and Eliminations	(249)	154	-	(95)

Consolidated Total	$6,506	$(4,730)	$15	$1,791

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2017

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to 21st Century Fox stockholders excluding the net income effects of Impairment and restructuring charges, Equity affiliate adjustments and Other, net and tax provision effects (“adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to 21st Century Fox stockholders to adjusted income and diluted EPS from continuing operations attributable to 21st Century Fox stockholders for the three months ended September 30, 2017 and 2016.

	Three Months Ended
	September 30, 2017		September 30, 2016
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$904		$894
Less: Net income attributable to noncontrolling interests	(65)		(67)

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$839	$0.45	$827	$0.44

Impairment and restructuring charges	21	0.01	137	0.07

Equity affiliate adjustments(a)	19	0.01	41	0.02

Other, net	72	0.04	11	0.01

Tax provision	(43)	(0.02)	(74)	(0.04)

Rounding	-	-	-	0.01

As adjusted	$908	$0.49	$942	$0.51

(a)

Equity earnings of affiliates for the three months ended September 30, 2017 and 2016 were adjusted to remove from Sky’s results 21st Century Fox’s share of both Sky’s purchase price amortization related to its acquisition of the Direct Broadcast Satellite businesses from the Company and restructuring costs and to remove from Endemol Shine Group’s results 21st Century Fox’s share of both Endemol Shine Group’s debt revaluation costs and restructuring costs.